Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR FOURTH FISCAL QUARTER AND FULL FISCAL YEAR 2016

Chicago, IL, February 14, 2017 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the fourth quarter and full fiscal year ended December 25, 2016.

Key highlights for the thirteen weeks ended December 25, 2016 compared to the thirteen weeks ended December 27, 2015 include:

•	Total revenues increased 7.6% to $102.4 million from $95.1 million.
•	Company-operated comparable store sales increased 0.1%.
•	Twenty-eight new shops opened, including twenty-five company-operated shops and three franchised shops.
•	GAAP net income attributable to Potbelly Corporation increased 58.4% to $2.0 million from net income of $1.2 million. GAAP diluted EPS increased 60.0% to $0.08 from $0.05.
•	Adjusted net income[1] attributable to Potbelly Corporation increased 64.6% to $3.8 million from adjusted net income of $2.3 million. Adjusted diluted EPS increased 87.5% to $0.15 from $0.08.
•	EBITDA[1] increased 12.7% to $8.4 million from $7.5 million.
•	Adjusted EBITDA[1] increased 23.9% to $13.4 million from $10.8 million.

Key highlights for the fifty-two weeks ended December 25, 2016 compared to the fifty-two weeks ended December 27, 2015 include:

•	Total revenues increased 9.2% to $407.1 million from $372.8 million.
•	Company-operated comparable store sales increased 1.4%.
•	Fifty new shops opened, including forty company-operated shops and ten franchised shops.
•	GAAP net income attributable to Potbelly Corporation increased 45.9% to $8.2 million from net income of $5.6 million. GAAP diluted EPS increased 55.0% to $0.31 from $0.20.
•	Adjusted net income[1] attributable to Potbelly Corporation increased 44.0% to $11.9 million from adjusted net income of $8.2 million. Adjusted diluted EPS increased 55.2% to $0.45 from $0.29.
•	EBITDA[1] increased 15.4% to $35.5 million from $30.8 million.
•	Adjusted EBITDA[1] increased 15.3% to $48.0 million from $41.6 million.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation commented, “During the fourth quarter, we delivered revenue growth of 8% and adjusted net income growth of 65%. For the full year, we achieved revenue growth of 9% and adjusted net income growth of 44%. Given the challenging operating environment, our full year comparable store sales growth of 1.4% fell short of our original expectations. However, we are proud of the combined effort of the men and women across the Potbelly Nation, which allowed us to deliver on our revised sales growth outlook, while protecting margins and growing earnings."

Lewis continued, "Our outlook for 2017 contemplates a continuation of the traffic trends that we saw at the end of the fourth quarter. Given current industry trends, it is imperative that we continue to explore opportunities to drive growth, while managing costs and optimizing our capital spend. Our current development plan includes an increased mix of franchise shops and moderated growth in company-operated shops. We believe the Potbelly brand is strong, and we will navigate these headwinds on the strength of our execution, innovation and culture. We are confident in the fundamentals of our business and remain committed to our long term goals.”

2017 Outlook

For the full fiscal year of 2017, management currently expects:

•	45-60 total new shop openings, including 30-40 company-operated shop openings;
•	Flat Company-operated comparable store sales growth;
•	An effective tax rate that is expected to range from 36% to 38%;
•	Adjusted net income growth flat to 5%;
•	Full year adjusted diluted earnings per share to range from $0.45 to $0.47; and
•	Comparable categories of adjustments to net income as discussed in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Projected adjusted net income growth and adjusted diluted earnings per share set forth above are measures not recognized under GAAP.  Please see “Non-GAAP Financial Measures” below.

In January 2017 the City of Chicago's Department of Aviation preliminarily awarded the Midway International Airport dining concessions to a development group whose proposal does not include an extension of our lease at the airport. The winning bidders must still sign a contract which is subject to final approval by the Chicago City Council. We are currently advocating to city officials to retain our shop at Midway; we can give no assurance that we will succeed. The 2017 Outlook provided above does not give effect to any adverse impact on our financial results caused from a loss of our shop at Midway.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern time today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, February 14, 2017
Time:	5:00 p.m. Eastern time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13653469

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern time on Tuesday, February 14, 2017 through midnight Tuesday, February 21, 2017. To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13653469. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 400 shops in the United States and our franchisees operate over 40 shops domestically, in the Middle East, the United Kingdom and Canada. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represent net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents net income before depreciation and amortization expense, interest expense and provision for income taxes.
•

Adjusted EBITDA – represents net income before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our on-going operating performance.

•

Adjusted net income – represents net income, excluding impairment, gain or loss on disposal of property and equipment and store closure expense as well as costs associated with moving our corporate headquarters.

•

Shop-level profit – represents income from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•

Adjusted diluted earnings per share – represents net income, excluding impairment, gain or loss on disposal of property and equipment and store closure expense as well as costs associated with moving our corporate headquarters, on a per fully diluted share basis.

1 Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance excluding the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This release includes certain non-GAAP forward-looking information (including but not limited to under the heading “—2016 Outlook”), namely adjusted net income and adjusted diluted earnings per share.  The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

# # #

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 52 Weeks Ended
	December 25,		December 27,		December 25,		December 27,
	2016		2015		2016		2015
Revenues
Sandwich shop sales, net	$101,758	99.4%	$94,427	99.3%	$404,874	99.4%	$370,954	99.5%
Franchise royalties and fees	600	0.6	666	0.7	2,257	0.6	1,895	0.5
Total revenues	102,358	100.0	95,093	100.0	407,131	100.0	372,849	100.0
Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	27,802	27.2	26,760	28.1	111,026	27.3	105,614	28.3
Labor and related expenses	29,578	28.9	27,213	28.6	117,838	28.9	106,628	28.6
Occupancy expenses	13,402	13.1	12,021	12.6	52,444	12.9	46,762	12.5
Other operating expenses	11,168	10.9	9,741	10.2	43,738	10.7	39,869	10.7
General and administrative expenses	9,584	9.4	9,616	10.1	40,411	9.9	37,322	10.0
Depreciation expense	5,738	5.6	5,527	5.8	22,734	5.6	21,476	5.8
Pre-opening costs	1,055	1.0	573	0.6	1,786	0.4	2,160	0.6
Impairment and loss on disposal of property and equipment	1,261	1.2	1,624	1.7	4,141	1.0	3,589	1.0
Total expenses	99,588	97.3	93,075	97.9	394,118	96.8	363,420	97.5
Income from operations	2,770	2.7	2,018	2.1	13,013	3.2	9,429	2.5
Interest expense, net	32	0.0	41	0.0	134	0.0	221	0.1
Income before income taxes	2,738	2.7	1,977	2.1	12,879	3.2	9,208	2.5
Income tax expense	711	0.7	686	0.7	4,443	1.1	3,466	0.9
Net income	2,027	2.0	1,291	1.4	8,436	2.1	5,742	1.5
Net income attributable to non-controlling interests	71	0.1	56	0.1	224	0.1	114	0.0
Net income attributable to Potbelly Corporation	$1,956	1.9%	$1,235	1.3%	$8,212	2.0%	$5,628	1.5%

Net income per common share attributable to common shareholders:
Basic	$0.08		$0.05		$0.32		$0.20
Diluted	$0.08		$0.05		$0.31		$0.20
Weighted average common shares outstanding:
Basic	25,176,699		26,657,828		25,623,809		28,002,005
Diluted	25,901,080		27,121,492		26,231,367		28,634,396

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 25,	December 27,	December 25,	December 27,
	2016	2015	2016	2015
Net income attributable to Potbelly Corporation, as reported	$1,956	$1,235	$8,212	$5,628
Impairment and closures(1)	1,368	1,659	4,265	4,176
Tax benefit of impairment and closures(2)	(405)	(603)	(1,471)	(1,570)
Legal settlement(3)	1,300	—	1,300	—
Tax benefit of legal settlement(2)	(449)	—	(449)	—
Adjusted net income attributable to Potbelly Corporation	$3,770	$2,291	$11,857	$8,234

Net income attributable to Potbelly Corporation per share, basic	$0.08	$0.05	$0.32	$0.20
Net income attributable to Potbelly Corporation per share, diluted	$0.08	$0.05	$0.31	$0.20

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.15	$0.09	$0.46	$0.29
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.15	$0.08	$0.45	$0.29

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	25,176,699	26,657,828	25,623,809	28,002,005
Diluted	25,901,080	27,121,492	26,231,367	28,634,396

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 25,	December 27,	December 25,	December 27,
	2016	2015	2016	2015
Net income attributable to Potbelly Corporation, as reported	$1,956	$1,235	$8,212	$5,628
Depreciation expense	5,738	5,527	22,734	21,476
Interest expense, net	32	41	134	221
Income tax expense	711	686	4,443	3,466
EBITDA	$8,437	$7,489	35,523	$30,791
Impairment and closures(4)	1,368	1,659	4,265	4,006
Pre-opening costs(5)	1,055	573	1,786	2,160
Stock-based compensation	791	604	3,057	2,399
Legal settlement(3)	1,300	—	1,300	—
Public company costs(6)	452	489	2,069	2,281
Adjusted EBITDA	$13,403	$10,814	$48,000	$41,637

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 25,	December 27,	December 25,	December 27,
	2016	2015	2016	2015
Income from operations	$2,770	$2,018	$13,013	$9,429
Less: Franchise royalties and fees	600	666	2,257	1,895
General and administrative expenses	9,584	9,616	40,411	37,322
Depreciation expense	5,738	5,527	22,734	21,476
Pre-opening costs	1,055	573	1,786	2,160
Impairment and loss on disposal of property and equipment	1,261	1,624	4,141	3,589
Shop-level profit [Y]	$19,808	$18,692	$79,828	$72,081
Total revenues	$102,358	$95,093	$407,131	$372,849
Less: Franchise royalties and fees	600	666	2,257	1,895
Sandwich shop sales, net [X]	$101,758	$94,427	$404,874	$370,954
Shop-level profit margin [Y÷X]	19.5%	19.8%	19.7%	19.4%

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 25,	December 27,	December 25,	December 27,
	2016	2015	2016	2015
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	411	372	411	372
Franchise shops, end of period	43	36	43	36
Revenue Data:
Company-operated comparable store sales	0.1%	3.7%	1.4%	4.4%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the fifty-two weeks ended December 27, 2015 include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses, as well as pre-opening for the occupancy-related costs.

(2)

For the thirteen weeks ended December 25, 2016 and December 27, 2015, the tax benefit associated with impairment and closures is based on effective tax rates of 29.6% and 36.3%, respectively. For the fifty-two weeks ended December 25, 2016 and December 27, 2015, the tax benefit associated with impairment and closures is based on effective tax rates of 34.5% and 37.6%, respectively. For the thirteen and fifty-two weeks ended December 25, 2016, the tax benefit associated with the legal settlement is based on an effective tax rate of 34.5%.

(3)	This adjustment relates to a one-time, non-recurring legal expense incurred to establish an accrual related to a Fair Labor Standards claim.
(4)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the fifty-two weeks ended December 27, 2015 include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses.

(5)

Pre-opening costs are expensed as incurred and primarily consist of travel, employee payroll and training costs incurred prior to the opening of a shop, as well as occupancy costs incurred from the date the Company takes site possession to shop opening. Additionally, the fifty-two weeks ended December 27, 2015 includes pre-opening rent for the new corporate office location of $0.2 million.

(6)	This adjustment includes on-going public company costs, which primarily consist of legal and accounting fees.